Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Declares First Distribution Increase and Reports Earnings for Second Quarter 2014

HOUSTON — (July 31, 2014) - Midcoast Energy Partners, L.P. (NYSE: MEP) (“Midcoast Partners” or the “Partnership”) announced today that the board of directors of its general partner has declared a cash distribution of $0.325 per unit on all of its outstanding common and subordinated units, for the quarter ended June 30, 2014, representing a 4 percent increase over the prior quarter. The distribution is payable on August 14, 2014, to unitholders of record at the close of business on August 7, 2014.

HIGHLIGHTS

•	Executed a debt-funded first drop-down acquisition from Enbridge Energy Partners (NYSE: EEP) for $350 million, effective July 1, 2014.

•	Announced first quarterly distribution increase of 1.25 cents per unit, representing a 4 percent increase over the minimum quarterly distribution.

•	Reports adjusted EBITDA and distributable cash flow for the second quarter of $16.7 million and $14.9 million, respectively.

•	Construction of Beckville natural gas processing plant in the Cotton Valley play on target for first quarter 2015 in-service.

“We are excited to have completed our first drop-down transaction since our IPO. This immediately accretive drop-down is a tangible first step as we execute our strategy of increasing the scale of Midcoast Partners and positioning the Partnership to successfully execute our plan to deliver top-tier distribution growth. We are also pleased to announce our initial quarterly distribution increase. The distribution increase represents a 4 percent increase over our minimum quarterly distribution,” said C. Gregory Harper, principal executive officer for the Partnership.

“The outlook for Midcoast Partners continues to improve with our system’s natural gas and natural gas liquids (NGL) volumes reaching an inflection point in the second quarter and continuing to ramp-up. As we look forward, our organic growth program is proceeding on schedule and we are aggressively pursuing opportunities to secure additional accretive growth, in addition to positioning the Partnership for prospective drop-down opportunities from our sponsors. With our foundation improving, management intends to recommend quarterly distribution increases to the board of directors of our general partner going forward, as we look to deliver mid-teens compounded annual distribution growth to our unitholders through 2017,” noted Harper.

COMPARATIVE EARNINGS STATEMENT

The financial results for the three and six months ended June 30, 2014 for Midcoast Energy Partners are presented on a consolidated basis. Among other factors described in our Annual Report on Form 10-K, our results of operations may not be comparable to our predecessor’s historical results of operations since our Predecessor’s results of operations historically reflected 100 percent of the revenues and expenses relating to Midcoast Operating, L.P. and its subsidiaries. We owned a 39 percent controlling interest in Midcoast Operating for the three and six months ended June 30, 2014, and for those periods we consolidated the results of operations of Midcoast Operating and then recorded a 61 percent non-controlling interest deduction for EEP’s retained interest in Midcoast Operating.

	Three months ended		Six months ended
	June 30,		June 30,
(unaudited, dollars in millions except per unit amounts)	2014	2013(2)	2014	2013(2)
Operating revenue	$1,396.8	$1,299.1	$3,043.7	$2,669.4
Operating expenses:
Cost of natural gas	1,259.8	1,113.0	2,748.5	2,309.1
Operating and maintenance	84.2	91.0	165.9	174.4
General and administrative	21.6	23.6	48.8	48.1
Depreciation and amortization	36.8	35.3	73.8	70.5

Operating income (loss)	(5.6)	36.2	6.7	67.3
Interest expense	2.8	—	6.1	—
Other income	2.4	0.1	1.1	0.2

Income (loss) before income tax expense	(6.0)	36.3	1.7	67.5
Income tax expense	0.8	7.8	1.8	8.3

Net income (loss)	(6.8)	28.5	$(0.1)	$59.2
Less: Net income (loss) attributable to noncontrolling interest	(2.2)	—	4.1	—

Net income (loss) attributable to general and limited partner ownership interest in Midcoast Energy Partners, L.P.	$(4.6)	$28.5	$(4.2)	59.2

Net income (loss) attributable to limited partners (1)	$(4.5)	$10.8	$(4.1)	$22.7

Weighted average limited partner units (millions) (1)	45.2	26.7	45.2	26.7

Net income (loss) per limited partner unit (dollars) (1)	$(0.09)	$0.41	$(0.09)	$0.85

(1)	Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and 0.9 million MEP general partner interest units upon the transfer of a controlling ownership, including limited partner and general partner interests, in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP for the three and six month periods ended June 30, 2013.
(2)	For periods prior to November 13, 2013, the financial and operating information presented pertain to Midcoast Operating, L.P., our predecessor for accounting purposes.

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in the Midcoast Operating’s financial results, comparing the three and six month periods ended June 30, 2014 with the same periods of 2013. The comparison refers to adjusted operating income, which excludes the effect of non-cash and nonrecurring items (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended		Six months ended
Adjusted Operating Income	June 30,		June 30,
(unaudited, dollars in millions)	2014	2013	2014	2013
Gathering, Processing and Transportation	$10.7	$12.7	$6.7	$46.3
Logistics and Marketing	(3.0)	0.1	9.9	(1.1)

Adjusted operating income	7.7	12.8	16.6	45.2

MEP Corporate	(2.2)	—	(2.2)	—

Adjusted operating income	$5.5	$12.8	$14.4	$45.2

Gathering, Processing and Transportation – Second quarter adjusted operating results for the Gathering, Processing and Transportation segment were $2.0 million lower than the same period of 2013. The decrease in adjusted operating income was predominantly attributable to lower natural gas throughput and NGL production volumes on our major systems and due to reduced gas drilling activity in our Anadarko and East Texas regions coupled with delayed natural gas well completions in East Texas. Additionally, volumes were impacted by the loss of a major customer on our Anadarko system in the second half of 2013. The decrease in operating income was partially offset by lower operating and general and administrative costs. While volumes in the second quarter of 2014 were lower than the comparable period of 2013, Management believes system volumes have stabilized as volumes increased month over month in the second quarter of 2014. Management expects this trend to continue through the balance of 2014.

Midcoast Operating	Three months ended		Six months ended
Gathering, Processing and Transportation Throughput	June 30,		June 30,
(MMBtu per day)	2014	2013	2014	2013
East Texas	1,029,000	1,211,000	1,000,000	1,231,000
Anadarko	826,000	972,000	825,000	968,000
North Texas	300,000	344,000	286,000	338,000

Total	2,155,000	2,527,000	2,111,000	2,537,000

Logistics and Marketing – Second quarter adjusted operating income for the Logistics and Marketing segment was $ 3.1 million lower than the same period of 2013. The decrease in adjusted operating income was predominantly attributable to lower natural gas and NGL volumes from our asset systems.

Corporate – On June 19, 2014, the Partnership announced that it had entered into an agreement to acquire from its affiliate EEP an incremental 12.6 percent limited partner interest in Midcoast Operating, L.P. (“Midcoast Operating”) for $350 million in cash. This acquisition closed on July 1, 2014 and increased the Partnership’s interest in Midcoast Operating to 51.6 percent. This transaction is the first acquisition of additional interests in Midcoast Operating since the Partnership’s initial public offering on November 13, 2013. Public partnership expenses are recognized in the corporate segment.

MANAGEMENT REVIEW OF QUARTERLY RESULTS AND 2014 FINANCIAL GUIDANCE

Midcoast Partners will review its financial results for the quarter ended June 30, 2014 in a live Internet presentation, commencing at 9:00 a.m. Eastern Time on Thursday, July 31, 2014. Interested parties may watch the live webcast at the link provided below. A replay will be available shortly afterward. Presentation slides and condensed unaudited financial statements will also be available on the Partnership’s website at the link below.

MEP Events and Presentations:

http://www.midcoastpartners.com/Investor-Relations/Events-and-Presentations/

Webcast link: http://www.media-server.com/m/p/2nsimr7z

The audio portion of the live presentation will be accessible by telephone at (866) 700-0133 (Passcode: 61751590) and can be replayed until August 14, 2014 by calling (888) 286-8010 (Passcode: 67610308). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding derivative fair value losses and gains and other nonrecurring items that affect earnings. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Midcoast Energy Partners	Three months ended		Six months ended
Adjusted Earnings	June 30,		June 30,
(unaudited; dollars in millions except per unit amounts)	2014	2013(1)	2014	2013(1)
Net income (loss) attributable to general and limited partner ownership interests in Midcoast Energy Partners, L.P.	$(4.6)	$28.5	$(4.2)	$59.2
Noncash derivative fair value (gains) losses
-Gathering, Processing and Transportation	4.0	(7.5)	3.9	(8.9)
-Logistics and Marketing	0.2	(14.8)	(1.5)	(11.9)
Make-up rights adjustment	0.4	—	1.2	—
Option premium amortization	(0.3)	(1.1)	(0.6)	(1.3)

Adjusted net income (loss)	$(0.3)	$5.1	$(1.2)	$37.1

Adjusted net income (loss) attributable to limited partners (2)	$(0.3)	$1.9	$(1.2)	$14.2

Weighted average units (millions) (2)	45.2	26.7	45.2	26.7

Adjusted net income (loss) per limited partner unit (dollars) (2)	$—	$0.07	$(0.02)	$0.54

(1)	Results for the three and six month periods ended June 30, 2013 represents financial results of Midcoast Operating, L.P. (“Midcoast Operating”), our predecessor for accounting purposes.
(2)	Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and 0.9 million MEP general partner interest units, upon the transfer of a controlling ownership, including limited partner and general partner interests in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP for the three and six month periods ended June 30, 2013.

Midcoast Operating	Three months ended		Six months ended
Gathering, Processing and Transportation	June 30,		June 30,
(unaudited; dollars in millions)	2014	2013	2014	2013
Operating income (loss)	$0.1	$21.3	$(4.8)	$56.5
Noncash derivative fair value (gains) losses	10.3	(7.5)	10.0	(8.9)
Make-up rights adjustment	1.1	—	3.2	—
Option premium amortization	(0.8)	(1.1)	(1.7)	(1.3)

Adjusted operating income	$10.7	$12.7	$6.7	$46.3

Midcoast Operating	Three months ended		Six months ended
Logistics and Marketing	June 30,		June 30,
(unaudited; dollars in millions)	2014	2013	2014	2013
Operating income (loss)	$(3.5)	$14.9	$13.7	$10.8
Noncash derivative fair value (gains) losses	0.5	(14.8)	(3.8)	(11.9)

Adjusted operating income (loss)	$(3.0)	$0.1	$9.9	$(1.1)

Midcoast Energy Partners

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles.

Midcoast Energy Partners	Three months ended	Six months ended
Adjusted EBITDA	June 30,	June 30,
(unaudited; dollars in millions)	2014	2014
Net cash provided (used) by operating activities	$(37.5)	$176.3
Changes in operating assets and liabilities, net of cash acquired	77.4	(93.4)
Income tax expense	0.8	1.8
Interest expense	2.8	6.1
Option premium amortization	(0.7)	(1.7)
Other	1.0	—
Adjusted EBITDA attributable to EEP retained interest	(27.1)	(55.5)

Adjusted EBITDA attributable to MEP	16.7	33.6

Maintenance capital expenditures	(5.0)	(9.9)
Income taxes paid	(0.8)	(0.9)
Cash paid for interest MOLP	(0.2)	(0.5)
Cash paid for interest MEP	(2.1)	(3.8)
Intercorporate abatement	2.5	4.9
Texas Express distribution in excess of income	3.8	3.8

Distributable cash flow	$14.9	$27.2

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by Enbridge Energy Partners, L.P (“Enbridge Partners”) to serve as Enbridge Partners’ primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating’s general partner, we control, manage and operate these systems.

Enbridge Energy Partners, L.P. (NYSE: EEP), owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. Enbridge Partners owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. Enbridge Partners is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “target,” “will” and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (“MEP”) to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for or the supply of, forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and natural gas liquids, including the rate of development of the Alberta Oil Sands; (2) MEP’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at MEP’s facilities or refineries, petrochemical plants, utilities or other businesses for which MEP transports products or to whom MEP sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to MEP’s rates; and (7) changes in laws or regulations to which MEP is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance.

Forward-looking statements regarding “drop-down” growth opportunities are further qualified by the fact that Enbridge Partners is under no obligation to offer to sell us additional interests in Midcoast Operating, and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to those discussed more extensively in our filings with the U.S. securities regulators. The impact of any one risk, uncertainty or factor on any particular forward looking statement is not determinable with certainty as these are independent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by law, we assume no obligation to publically update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In addition to the risks listed above, other risks include those detailed from time to time in MEP’s Securities and Exchange Commission, or SEC, reports, including, without limitation, in MEP’s Annual Report on Form 10-K for the most recently completed fiscal year and, and any subsequently filed annual, quarterly or current reports, which filings are available to the public at the SEC’s website (www.sec.gov).

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (866) 637-7222	Telephone: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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